UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2014

Titanium Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803

Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

2100 McKinney Ave, Suite 1780, Dallas, Texas 75201

(Address of principal executive offices)

(469) 606-4521

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 10, 2014, Preferred Rx, LLC, a wholly owned subsidiary of Titanium Healthcare, Inc. (formerly SMSA Gainesville Acquisition Corp.) (jointly referred to herein as the “Company”), entered into a definitive agreement to sell certain non-strategic assets associated with its on-call pharmacy business (the “Transaction Agreement”). The Transaction Agreement was entered into between Preferred Rx, LLC, the former shareholders of Preferred Rx, LLC and Care Services, LLC (the “Transaction”). The Transaction closed on October 10, 2014. As part of the Transaction, Preferred Rx, LLC sold certain assets associated with its on-call pharmacy business, including certain software and customer contracts, to Care Services, LLC.

The purchase price for the sale of assets was $550,000, of which $495,000 was received at closing, and $55,000 of which will be held by Care Services, LLC for up to 15 months for potential indemnification claims. Of the $495,000 received, the Company retained $49,500 and the remaining $445,500 was paid to the former members of Preferred Rx, LLC. in exchange for the release by each of such former members of the potential earn-out consideration provided for in the previously announced Purchase and Sale Agreement entered into between SMSA Gainesville Acquisition Corp. and Preferred Rx, LLC, dated September 30, 2014 (the “Preferred Rx Purchase Agreement”). As a result, the Company will have no future obligation to pay any earn-out consideration with respect to its on-call pharmacy business under the Preferred Rx Purchase Agreement.

The Transaction Agreement contained customary representations and warranties as well as covenants regarding indemnification and other matters. In addition, the parties entered into a related agreement providing for certain confidentiality, non-competition and non-solicitation obligations. Preferred Rx and Care Services, LLC also entered into a Services Agreement whereby Preferred Rx will provide certain on-call pharmacist services to Care Services for a period of up to one year in exchange for payment of certain payroll and applicable overhead expenses of Preferred Rx.

A copy of the Transaction Agreement between Preferred Rx, LLC and Care Services, LLC is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Transaction Agreement is a summary only and is qualified by reference to the copy of the Transaction Agreement attached as Exhibit 2.1.

 Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
2.1	Transaction Agreement for the Acquisition of Certain Assets of Preferred Rx, LLC by Care Services, LLC*

*Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM HEALTHCARE, INC.

Dated: October 17, 2014	By:	/s/ Chuck Talley
Chuck Talley
Chief Financial Officer